Georgia-Pacific Corporation
                          Outside Directors Stock Plan

                                AMENDMENT NO. 1


     THIS AMENDMENT to the Georgia-Pacific Corporation Outside Directors Stock Plan (the "Plan"), approved by the Board of Directors of Georgia-Pacific Corporation (the "Board") and effective as stated below;

                              W I T N E S S E T H:

     WHEREAS, the Plan was originally adopted by resolution of the Board dated March 17, 1995 and was approved by the shareholders of Georgia-Pacific Corporation at their meeting on May 2, 1995;

     WHEREAS, pursuant to Section 4.6 of the Plan, the Board has retained the right to amend or terminate the Plan at any time, subject to certain stated restrictions designed to meet the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Rule"), as then in effect; and

     WHEREAS, the Board now desires to amend the Plan to provide that an Outside Director who is not renominated may vest in his/her benefits under this Plan, to increase the size of the annual share grants specified in the Plan (to reflect the cessation of further benefit accruals under the Georgia-Pacific Corporation Directors Retirement Program and the elimination of meeting fees formerly paid to Directors), to increase the number of shares of Stock available for grants under the Plan, to provide for special grants conditioned upon the waiver of certain retirement benefits, to provide additional distribution procedures upon the lapse of restrictions and to modify the amendment provisions of the Plan to reflect changes to the Rule adopted after the initial adoption of this Plan;

     NOW, THEREFORE, in consideration of the premises, the Board hereby amends the Plan as follows, effective as stated below:

     1. The Plan is amended by restating Section 2.5 in its entirety as follows:

          "2.5.     RETIREMENT.  The term `Retirement' shall mean the
     termination of an Outside Director's status as such (a) because the Outside Director has reached the mandatory retirement age for a director under G-P's policy for directors as in effect when he or she reaches such age, (b) because the Outside Director is not renominated by the Governance Committee for an additional term as a Director, (c) due to the Outside Director's taking a position with, or providing services to, a governmental, charitable or educational institution whose policies prohibit the Outside Director from continuing to serve as a director for G-P or (d) due to a determination by the Plan Administrator (as defined in Section 4.1) that the Outside Director cannot continue as such without violating applicable law."

     2. The Plan is amended by restating Section 3.1 in its entirety as follows:

          "3.1 AVAILABLE SHARES. G-P shall make 200,000 shares of Stock available for Stock grants under this Plan from G-P's authorized but unissued Stock."

     3.   Section 3.2 of the Plan is amended as follows:

          (a) By amending subsection (b) in its entirety to read as follows:

          "(B) MAY 15, 1996.  Each person who is an Outside Director on
     May 15, 1996 shall be granted a number of shares of Stock subject to the terms and conditions set forth in this Plan, which number shall be determined by dividing $15,000 by the Market Price of a share of Stock on such date and rounding the resulting number to the nearest whole share of Stock."

          (b) By adding a new subsection (c) as follows at the end of the present provision

          "(C) MAY 15, 1997 AND THEREAFTER. Each person who is an Outside Director on May 15, 1997 or on May 15 of any subsequent year shall (so long as a sufficient number of shares of Stock remain available for Stock grants under Section 3.1) be granted a number of shares of Stock subject to the terms and conditions set forth in this Plan, which number shall be determined by dividing $40,000 by the Market Price of a share of Stock on such date and rounding the resulting number to the nearest whole share of Stock."

     4. The Plan is amended by inserting the following new Section 3.2A between Sections 3.2 and 3.3:

          "3.2A.    SPECIAL GRANT UPON CONVERSION OF RETIREMENT BENEFIT.
     In the event that, pursuant to Section 8.3 of the Georgia-Pacific Corporation Directors Retirement Program (the "Retirement Plan"), an Outside Director participating in this Plan waives in writing all rights with respect to his/her accrued retirement benefit under the Retirement Plan prior to May 15, 1997, such Outside Director shall receive on May 15, 1997 a special grant of Stock under this Plan in consideration of such waiver. The number of shares of Stock comprising such special grant shall be the number of shares computed in accordance with the procedures specified in Section 8.3 of the Retirement Plan, and such shares shall be subject to all the same terms and conditions as any other shares granted under this Plan.

     5. The Plan is amended by adding the following new Section 3.6 at the end of Section 3 of the Plan:

          "3.6.     DISTRIBUTION OF SHARES UPON LAPSE OF RESTRICTION.  Upon
     the termination of an Outside Director's Restriction Period, the shares of Stock granted to him/her shall be issued to him/her without any restrictive legend relating to this Plan, provided, however, that an Outside Director may elect to have his/her Stock distributed in three equal annual installments, the first of which shall be made on the date his/her Restriction Period ends with an additional installment on each of the next two anniversaries of that date. The amount of the first installment shall be 1/3 of the shares of Stock attributable to all grants theretofore made to the Outside Director under this Plan (rounded up to the next whole share); the amount of the second installment shall be 1/2 of the then remaining shares of Stock attributable to all grants theretofore made to the Outside Director under this Plan (rounded up to the next whole share); and the amount of the last installment shall be all the then remaining shares of Stock attributable to all grants theretofore made to the Outside Director under this Plan (rounded up to the next whole share). Stock subject to a 3-year distribution election under this Section 3.6 and not yet distributed will continue to be subject to the terms and conditions of this Plan until distributed. An election under this
     Section 3.6 must be in writing in a form acceptable to the Plan Administrator and must be actually received by the Plan Administrator prior to the date on which the Outside Director's service on the Board ends. Any such election may be modified at any time during the period during which the election may be made, but becomes irrevocable upon the expiration of the election period. In the event of the death of the electing Outside Director under circumstances requiring a distribution or a continuing distribution of Stock from this Plan on his/her behalf, such distribution shall be made to the Outside Director's estate unless the Outside Director has specified in writing (on a form acceptable to and actually received by the Plan Administrator prior to his/her death) an alternative beneficiary."

     6. The Plan is amended by restating Section 4.1 in its entirety as follows:

          "4.1.     ADMINISTRATION.  The Governance Committee of G-P's
     Board of Directors (or any successor to such committee) shall be the administrator of this Plan and shall have the power to interpret this Plan and be responsible for the operation and administration of this Plan. The Governance Committee shall interpret this Plan and operate and administer this Plan in a manner which shall qualify the grants of Stock made to Outside Directors under this Plan for an exemption under Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time."

     7. The Plan is amended by restating Section 4.6 in its entirety as follows:

          "4.6.     AMENDMENT.  The Board of Directors of G-P may amend
     this Plan from time to time, provided, however, that no such amendment shall be made to this Plan more often than once every six months (other than to comply with the requirements of the Internal Revenue Code of 1986 or other applicable law, as amended, and any related rules or regulations), and no amendment shall become effective absent the approval of G-P's shareholders if the effect of such amendment would be to

               (a) increase the total number of securities which may be issued under this Plan, or

               (b) materially modify the requirements as to eligibility for participation in this Plan."

     8. This Amendment shall be null and void if the shareholders of Georgia-Pacific Corporation fail to approve this Amendment at a duly called meeting of such shareholders to be held in May 1997. Subject to such approval by the shareholders, this Amendment shall be effective from and after the date of such approval. Except as hereinabove amended and modified, the Plan as originally effective March 17, 1995 shall remain in full force and effect.